For Immediate Release

First Interstate BancSystem, Inc. Reports Fourth Quarter Earnings and Announces 16.7% Increase in Quarterly Cash Dividend to $0.28 Per Share

Billings, MT - January 30, 2018 - First Interstate BancSystem, Inc. (NASDAQ: FIBK) reports fourth quarter 2017 net income of $34.3 million, or $0.61 per share. This compares to net income of $27.3 million, or $0.48 per share, during the third quarter of 2017, and $24.8 million, or $0.55 per share, during the fourth quarter of 2016.

For the year ending December 31, 2017, the Company reports net income of $106.5 million, or $2.05 per share, compared to $95.6 million, or $2.13 per share, in 2016, which includes acquisition costs of $27.2 million and $2.8 million, respectively.

HIGHLIGHTS

•	Fourth quarter loan growth of $62.2 million, or 3.3% annualized. The increase was primarily driven by commercial and commercial real estate loans; offset by seasonal declines in agriculture loans.

•
Asset quality improved in the fourth quarter of 2017, with a $7.9 million, or 8.7%, decrease in non-performing assets and a $22.2 million decrease in criticized loans, as compared to the third quarter of 2017.

•	Net interest margin ratio of 3.71% in the fourth quarter of 2017 remained consistent with the prior quarter and reflects a nine basis point increase from the same period in the prior year.

•	Quarterly cash dividends increased 16.7%, from $0.24 to $0.28 per share of common stock in January 2018.

•	A decrease in income tax expense of $2.2 million was recorded during the fourth quarter of 2017, primarily related to the re-measurement of deferred tax balances.

“In what is typically a seasonally slow quarter for the Company, our team did an excellent job of business development which resulted in a solid quarter of loan growth,” said Kevin P. Riley, President and Chief Executive Officer of First Interstate BancSystem, Inc. “We had strong increases in commercial and commercial real estate loans, with both our Mountain and West divisions making significant contributions. We entered 2018 with strong pipelines and we expect to see healthy loan growth as the year progresses."

“We anticipate that 2018 will be a very positive year for First Interstate, driven by the continued benefits of the Bank of the Cascades acquisition and a higher level of organic balance sheet growth than we have experienced in recent years. Due to our increased earnings power and the lowering of our effective tax rate, we are pleased to announce a 16.7% increase in our quarterly cash dividend, which continues our long track record of returning increasing earnings to our shareholders,” said Mr. Riley.

DIVIDEND DECLARATION

On January 30, 2018, the Company's board of directors declared a dividend of $0.28 per common share, payable on February 22, 2018, to owners of record as of February 12, 2018. The dividend equates to a 2.9% annual yield based on the $38.85 average closing pricing of the Company's common stock during the fourth quarter of 2017, and reflects a 16.7% increase from dividends paid during fourth quarter 2017 of $0.24 per common share.

ANNUAL MEETING DATE SET

On January 18, 2018, the Company's Board of Directors voted to hold the Annual Meeting of Shareholders on May 2, 2018, at the First Interstate Bank Operations Center, 1800 Sixth Avenue North, Billings, Montana at 4 p.m. Mountain Daylight Time. The record date for determination of shareholders entitled to notice of, and to vote at, the Annual Meeting is March 8, 2018.

ACQUISITION

The acquisition of Cascade Bancorp, parent company of Bank of the Cascades ("BOTC"), was completed on May 30, 2017, and the Company merged BOTC with its existing bank subsidiary, First Interstate Bank, on August 11, 2017. As of the acquisition date, Cascade Bancorp had total assets with fair values of $3.0 billion, total loans with fair values of $2.1 billion and deposits with fair values of $2.7 billion. In conjunction with the acquisition, the Company recorded provisional goodwill of $231.9 million and core deposit intangible assets of $48.0 million.

NET INTEREST INCOME

The Company's net interest income, on a fully taxable equivalent basis, remained stable, increasing $0.1 million, or 0.1%, to $102.0 million during the fourth quarter of 2017. Compares to $101.9 million during the third quarter of 2017, and $74.7 million during the fourth quarter of 2016, an increase of $27.2 million, or 36.5%.

Net interest income was positively impacted this quarter by the recovery of previously charged-off interest of $1.4 million, compared to $2.0 million during the third quarter of 2017 and $0.2 million during the fourth quarter of 2016.

Interest accretion attributable to the fair valuation of acquired loans contributed $3.8 million to interest income during the fourth quarter of 2017, of which approximately $2.0 million was related to early payoffs. This compares to interest accretion of $4.0 million during the third quarter of 2017, of which approximately $2.1 million was related to early payoffs.

The Company's net interest margin remained stable, as compared to the third quarter, at 3.71%. Exclusive of the impact of the recovery of charged-off interest and the impact of interest accretion on acquired loans, the Company's net interest margin ratio was 3.52% during the fourth quarter of 2017, compared to 3.49% during the third quarter of 2017, and 3.44% during the fourth quarter of 2016.

PROVISION FOR LOAN LOSSES

The Company recorded a provision for loan losses of $3.5 million during the fourth quarter of 2017, compared to $3.4 million during the third quarter of 2017, and $1.1 million during the fourth quarter of 2016. Fluctuations in the provision for loan losses reflect management's estimate of possible loan losses based upon evaluation of the borrowers' ability to repay, collateral value securing loans, loan loss trends, and estimated effects of current economic conditions on our loan portfolio.

NON-INTEREST INCOME

Total non-interest income decreased $1.1 million, or 2.8%, to $37.2 million during the fourth quarter of 2017, as compared to $38.3 million during the third quarter of 2017. Total non-interest income increased $2.4 million, or 6.8%, from $34.8 million during the fourth quarter of 2016.

Payment services revenues remained stable at $12.3 million during the fourth quarter of 2017, as compared to $12.4 million during the third quarter of 2017, and increased $3.6 million, or 40.8%, from $8.7 million during the fourth quarter of 2016. The increase is driven by increased debit card and credit card volume in addition to the BOTC acquisition.

Mortgage banking revenues decreased $1.8 million, or 21.8%, to $6.5 million during the fourth quarter of 2017, as compared to $8.3 million during the third quarter of 2017, due to seasonal declines in mortgage loan production. During the fourth quarter of 2017, loans originated for home purchases accounted for approximately 68.8% of loan production, as compared to 78.7% during the third quarter of 2017, which includes construction and lot purchase activity in the West Division, and 49.8% during the fourth quarter of 2016. Mortgage banking revenues decreased $2.5 million, or 27.6%, to $6.5 million during the fourth quarter of 2017, as compared to $8.9 million during the fourth quarter of 2016. This decrease was primarily due to the lack of demand for refinancing loans, which was strong post-election during the fourth quarter of 2016.

Service charges on deposit accounts increased $0.1 million, or 1.0%, to $6.0 million during the fourth quarter of 2017, as compared to $5.9 million during the third quarter of 2017, and increased $1.3 million, or 28.4%, from $4.6 million during the fourth quarter of 2016. The year-over-year increase in service charges is attributable to the BOTC acquisition.

Other income increased $0.4 million, or 14.1%, to $3.4 million during the fourth quarter of 2017, as compared to $3.0 million during the third quarter of 2017, and increased $0.4 million, or 14.2%, from $3.0 million during the fourth quarter of 2016. These increases are due to normal fluctuations in operating income.

NON-INTEREST EXPENSE

Non-interest expense decreased $9.6 million, or 10.1%, to $85.1 million during the fourth quarter of 2017, as compared to $94.7 million during the third quarter of 2017. Non-interest expense increased $15.5 million, or 22.3%, from $69.6 million during the fourth quarter of 2016. Included in non-interest expenses for the fourth quarter of 2017, the third quarter of 2017, and the fourth quarter of 2016 are $3.3 million, $13.0 million, and $1.6 million, respectively, of acquisition related expenses. The after-tax impact of acquisition related expenses on earnings per share was $0.04, $0.15, and $0.02 per share for the respective quarterly periods or $0.34 and $0.04 for 2017 and 2016, respectively. Acquisition related costs are detailed below for the periods presented:

	Quarter Ended
	December 31, 2017	September 30, 2017	June 30, 2017	March 31, 2017	December 31, 2016
Legal and Professional Fees	$611	$2,498	$5,926	$571	$1,459
Employee Expenses	10	1,755	3,286	—	—
Technology Conversion and Contract Terminations	2,425	7,090	689	—	—
Other	255	1,673	232	134	165
Total Acquisition Related Expenses	$3,301	$13,016	$10,133	$705	$1,624

Exclusive of acquisition related expenses, non-interest expense was $81.8 million during the fourth quarter of 2017, compared to $81.6 million during the third quarter of 2017, as a result of higher advertising and promotional expenses in the West Division, along with certain consultant payments. Exclusive of acquisition related expenses, non-interest expense was $68.0 million during the fourth quarter of 2016, with the year-over-year increase primarily attributable to the BOTC transaction.

Salary and wage expenses decreased $0.4 million, or 1.0%, to $34.3 million during the fourth quarter of 2017, as compared to $34.7 million during the third quarter of 2017, as decreased salaries were offset by an increase in incentive compensation, due to improved performance. Salaries and wage expense increased $5.4 million, or 18.6%, from $28.9 million in the fourth quarter of 2016, as a result of the BOTC acquisition.

Employee benefit expenses decreased $2.2 million, or 22.0%, to $7.9 million during the fourth quarter of 2017, as compared to $10.2 million during the third quarter of 2017, and decreased $1.0 million, or 10.8%, from $8.9 million during the fourth quarter of 2016. Benefits expenses decreased quarter-over-quarter, as end of year medical claims were significantly lower than historical averages.

Occupancy and equipment expenses increased $0.5 million, or 5.2%, to $9.7 million during the fourth quarter of 2017, as compared to $9.2 million during the third quarter of 2017, as a result of a catch up in property tax accruals in the West Division. This represents a $2.9 million increase, or 42.0%, from $6.8 million during the fourth quarter of 2016, as a result of the BOTC acquisition.

Core deposit intangible amortization expense remained stable over the linked quarter and increased $1.0 million, to $1.9 million, during the fourth quarter of 2017, from $0.9 million during the fourth quarter of 2016. The increase in amortization expense is directly attributable to the higher level of core deposit intangibles recorded as a result of the BOTC acquisition.

Other expenses increased $2.3 million, or 8.9%, to $27.7 million during the fourth quarter of 2017, as compared to $25.5 million during the third quarter of 2017. This increase is primarily due to higher advertising and promotional expenses incurred to promote the Company's brand awareness in its new markets in the West Division, along with consultant fees related to our client experience program. These fourth quarter increases are outside of the normal run rate of expenses. Year-over-year, other expenses increased $5.2 million, or 22.9%, from $22.6 million during the fourth quarter of 2016, primarily due to the acquisition of BOTC.

A decrease in income tax expense of $2.2 million was recorded during the fourth quarter of 2017, primarily related to the re-measurement of deferred tax balances.

BALANCE SHEET

Total assets remained stable quarter over the linked-quarter and increased $3,149.4 million, or 34.7%, to $12,213.3 million as of December 31, 2017, from $9,063.9 million as of December 31, 2016, primarily due to the BOTC acquisition.

Total loans increased $62.2 million, or 0.8%, to $7,614.4 million as of December 31, 2017, from $7,552.1 million as of September 30, 2017, primarily due to commercial and commercial real estate loans and offset by seasonal declines in agricultural loans. Total loans increased $2,135.8 million, from $5,478.5 million at December 31, 2016, primarily due to the BOTC acquisition.

Total real estate loans increased $55.7 million, or 1.1%, to $5,176.8 million as of December 31, 2017, from $5,121.1 million as of September 30, 2017. Within the portfolio, construction loans increased $5.0 million, or 0.7%, to $708.3 million and commercial real estate loans increased $64.4 million, or 2.3%, to $2,822.9 million as of December 31, 2017. This growth was offset by declines in residential and agricultural real estate loans of $11.6 million and $2.1 million, respectively. Total real estate loans increased $1,662.7 million, or 47.3%, from December 31, 2016, primarily due to the BOTC acquisition.

Compared to September 30, 2017, total consumer loans remained stable at $1,034.4 million as of December 31, 2017 and increased $64.1 million, or 6.6%, from December 31, 2016. The year-over-year increase is attributable to growth in the indirect portfolio in the legacy footprint, along with consumer loans acquired in the BOTC acquisition.

Commercial loans increased $29.2 million, or 2.5%, to $1,215.4 million as of December 31, 2017, from $1,186.2 million as of September 30, 2017, as a result of organic growth across our footprint. This represents an increase of $417.5 million, or 52.3%, from $797.9 million as of December 31, 2016, primarily due to the BOTC acquisition.

Agricultural loans decreased $16.5 million, or 10.8%, to $136.2 million as of December 31, 2017, from $152.7 million as of September 30, 2017, due to seasonal reductions in operating lines that typically occur during the fourth quarter of the year. This represents an increase of $3.3 million, or 2.5%, from $132.9 million as of December 31, 2016, primarily due to organic growth.

Goodwill and intangible assets, excluding mortgage servicing rights, decreased $2.2 million, from $524.0 million as of September 30, 2017, to $521.8 million as of December 31, 2017. The decrease is attributable to intangible amortization of $1.9 million during the quarter as well as an adjustment of $0.3 million to the provisional amount related to goodwill acquired in the BOTC acquisition.

Total deposits remained stable at $9,934.9 million as of December 31, 2017, compared to September 30, 2017, and increased $2,558.8 million, from $7,376.1 million, as of December 31, 2016 as a result of the BOTC acquisition. As of December 31, 2017, the mix of total deposits was 29.0% non-interest bearing demand, 28.0% interest bearing demand, 31.0% savings and 12.0% time deposits.

The Company’s loan to deposit ratio remains strong at 76.6%, up from 76.0% as of September 30, 2017 and 74.3% as of December 31, 2016.

The Company exceeded all "well-capitalized" regulatory capital adequacy requirements as of December 31, 2017. The Company continues to increase tangible common equity to tangible assets to 7.75% as of December 31, 2017, compared to 7.66% at the end of the third quarter. During the fourth quarter of 2017, the Company paid common stock dividends of approximately $13.5 million, or $0.24 per share.

CREDIT QUALITY

As of December 31, 2017, non-performing assets decreased by $7.9 million, or 8.7% to $82.6 million, compared to $90.5 million as of September 30, 2017. Non-accrual loans decreased approximately $5.0 million to $69.5 million as of December 31, 2017, as compared to $74.5 million during the third quarter of 2017. Accruing loans past due 90 days or more decreased $2.6 million, or 45.5%, and other real estate owned decreased $0.3 million, or 2.8%, from September 30, 2017. The improvement in non-performing assets is primarily attributed to the charge-off of specific reserves previously identified on three loans in the commercial, commercial real estate, and land acquisition and development categories along, with the payoff of two commercial real estate and one agricultural real estate non-accrual loans.

Criticized loans decreased $22.2 million, or 5.3%, to $400.4 million as of December 31, 2017, from $422.6 million as of September 30, 2017, driven primarily by several upgrades and pay downs within the agricultural and commercial real estate categories along with the changes noted above. Criticized loans increased $28.1 million from $372.2 million as of December 31, 2016 as a result of the loans acquired in the BOTC acquisition.

Net loan charge-offs increased $1.4 million to $6.0 million during the fourth quarter of 2017, as compared to $4.6 million during the third quarter of 2017, as the Company continued to work through the resolution of non-performing loans. Included in net loan charge-offs were $2.2 million related to consumer loans, which are typically higher in the fourth quarter, and $3.1 million related to loans for which there were specific reserves allocated. Net charge-offs during the fourth quarter of 2016 were similar, at $6.1 million.

NON-GAAP FINANCIAL MEASURES

In addition to results presented in accordance with generally accepted accounting principles in the United States of America, or GAAP, this release contains the following non-GAAP financial measures that management uses to evaluate capital adequacy: (i) tangible book value per common share; (ii) tangible common stockholders' equity to tangible assets; (iii) tangible assets; (iv) tangible common stockholders' equity; and (v) return on average tangible common equity. These non-GAAP financial measures may not be comparable to similarly titled measures reported by other companies because other companies may not calculate these non-GAAP measures in the same manner. As a result, the usefulness of these measures to investors may be limited, and they should not be considered in isolation or as a substitute for measures prepared in accordance with GAAP.

The Company adjusts certain capital adequacy measures to exclude intangible assets except mortgage servicing rights. Management believes these non-GAAP financial measures, which are intended to complement the capital ratios defined by banking regulators, are useful to investors in evaluating the Company's performance due to the importance that analysts place on these ratios and also allow investors to compare certain aspects of the Company's capitalization to other companies.

See the Non-GAAP Financial Measures table included herein for a reconciliation of the above described non-GAAP financial measures to their most directly comparable GAAP financial measures.

Cautionary Note Regarding Forward-Looking Statements and Factors that Could Affect Future Results

This press release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Rule 175 promulgated thereunder, and Section 21E of the Securities Exchange Act of 1934, as amended, and Rule 3b-6 promulgated thereunder, that involve inherent risks and uncertainties. Any statements about our plans, objectives, expectations, strategies, beliefs, or future performance or events constitute forward-looking statements. Such statements are identified as those that include words or phrases such as “believes,” “expects,” “anticipates,” “plans,” “trend,” “objective,” “continue” or similar expressions or future or conditional verbs such as “will,” “would,” “should,” “could,” “might,” “may” or similar expressions. Forward-looking statements involve known and unknown risks, uncertainties, assumptions, estimates and other important factors that could cause actual results to differ materially from any results, performance or events expressed or implied by such forward-looking statements. The following factors, among others, may cause actual results to differ materially from current expectations in the forward-looking statements, including those set forth herein: declining business and economic conditions, adverse economic conditions affecting Idaho, Montana, Oregon, South Dakota, Washington, and Wyoming, lending risk, changes in interest rates, credit losses, adequacy of the allowance for loan losses, declining oil and gas prices, declining demand for coal, additional regulatory requirements now that our assets exceed $10 billion, failure to integrate or profitably operate acquired organizations, access to low-cost funding sources, impairment of goodwill, changes in accounting standards, dependence on the Company’s management team, ability to attract and retain qualified employees, governmental regulation and changes in regulatory, tax and accounting rules and interpretations, stringent capital requirements, future FDIC insurance premium increases, CFPB restrictions on our ability to originate and sell mortgage loans, failure of technology, cyber-security, unfavorable resolution of litigation, inability to meet liquidity requirements, environmental remediation and other costs, ineffective internal operational controls, competition, reliance on external vendors, soundness of other financial institutions, failure to effectively implement technology-driven products and services, inability of our bank subsidiary to pay dividends, risks associated with introducing new lines of business, products or services, implementation of new lines of business or net product or services offerings, successful completion of the merger and integration of Cascade Bancorp and BOTC, uninsured nature of any investment in Class A and Class B common stock, volatility of Class A and Class B common stock, decline in market price of Class A common stock, litigation pertaining to fiduciary responsibilities, change in dividend policy, voting control of Class B stockholders, anti-takeover provisions, dilution as a result of future equity issuances, controlled company status, and subordination of common stock to Company debt.
These factors are not necessarily all of the factors that could cause our actual results, performance or achievements to differ materially from those expressed in or implied by any of our forward-looking statements. Other unknown or unpredictable factors also could harm our results.

All forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by the cautionary statements set forth above. Forward-looking statements speak only as of the date they are made and we do not undertake or assume any obligation to update publicly any of these statements to reflect actual results, new information or future events, changes in assumptions or changes in other factors affecting forward-looking statements, except to the extent required by applicable laws. If we update one or more forward-looking statements, no inference should be drawn that we will make additional updates with respect to those or other forward-looking statements.

Fourth Quarter 2017 Conference Call for Investors

First Interstate BancSystem, Inc. will host a conference call to discuss fourth quarter 2017 results at 11 a.m. Eastern Time (9 a.m. Mountain Time) on Wednesday, January 31, 2018. The conference call will be accessible by telephone and through the Internet. Participants may join the call by dialing 1-877-507-0356 or by logging on to www.FIBK.com. The call will be recorded and made available for replay after 1 p.m. Eastern Time (11 a.m. Mountain Time) on January 31, 2018 through 9 a.m. Eastern Time (7 a.m. Mountain Time) on March 2, 2018, by dialing 1-877-344-7529 (using conference ID 10115648). The call will also be archived on our website, www.FIBK.com, for one year.

About First Interstate BancSystem, Inc.

First Interstate BancSystem, Inc. is a financial and bank holding company incorporated in 1971 and headquartered in Billings, Montana. The Company operates banking offices, including detached drive-up facilities, in communities across Idaho, Montana, Oregon, South Dakota, Washington, and Wyoming. Through First Interstate Bank, the Company delivers a comprehensive range of banking products and services to individuals, businesses, municipalities and other entities throughout the Company's market areas.

Contact:	Margie Morse	NASDAQ: FIBK
	Investor Relations Officer First Interstate BancSystem, Inc. (406) 255-5053 investor.relations@fib.com	www.FIBK.com

FIRST INTERSTATE BANCSYSTEM, INC. AND SUBSIDIARIES
Consolidated Statements of Income
(Unaudited)

	Quarter Ended					% Change
(In thousands, except % and per share data)	Dec 31, 2017	Sep 30, 2017	Jun 30, 2017	Mar 31, 2017	Dec 31, 2016	4Q17 vs 3Q17	4Q17 vs 4Q16
Net interest income	$100,836	$100,791	$79,323	$68,893	$73,601	—%	37.0%
Net interest income on a fully-taxable equivalent ("FTE") basis	101,967	101,903	80,378	69,950	74,724	0.1	36.5
Provision for loan losses	3,525	3,443	2,355	1,730	1,078	2.4	227.0
Non-interest income:
Payment services revenues	12,272	12,366	10,225	8,445	8,716	(0.8)	40.8
Mortgage banking revenues	6,454	8,251	7,643	6,548	8,911	(21.8)	(27.6)
Wealth management revenues	5,426	5,544	5,084	5,013	5,724	(2.1)	(5.2)
Service charges on deposit accounts	5,962	5,904	5,060	4,350	4,645	1.0	28.4
Other service charges, commissions and fees	3,740	3,584	3,358	2,676	3,425	4.4	9.2
Total fee-based revenues	33,854	35,649	31,370	27,032	31,421	(5.0)	7.7
Investment securities gains (losses)	(64)	(357)	5	2	18	(82.1)	(455.6)
Other income	3,402	2,982	5,805	2,073	2,979	14.1	14.2
Litigation recovery	—	—	—	—	400	NM	NM
Total non-interest income	37,192	38,274	37,180	29,107	34,818	(2.8)	6.8
Non-interest expense:
Salaries and wages	34,311	34,662	28,037	25,741	28,929	(1.0)	18.6
Employee benefits	7,949	10,185	9,811	9,616	8,908	(22.0)	(10.8)
Occupancy and equipment	9,686	9,210	7,919	7,062	6,823	5.2	42.0
Core deposit intangible amortization	1,861	1,885	1,062	630	898	(1.3)	107.2
Other expenses	27,725	25,456	23,403	19,987	22,557	8.9	22.9
Other real estate owned (income) expense	239	242	34	(48)	(153)	(1.2)	(256.2)
Acquisition related expenses	3,302	13,016	10,133	705	1,624	(74.6)	103.3
Total non-interest expense	85,073	94,656	80,399	63,693	69,586	(10.1)	22.3
Income before taxes	49,430	40,966	33,749	32,577	37,755	20.7	30.9
Income taxes	15,162	13,707	11,881	9,451	12,990	10.6	16.7
Net income	$34,268	$27,259	$21,868	$23,126	$24,765	25.7%	38.4%

Weighted-average basic shares outstanding	56,022	56,094	47,613	44,680	44,530	(0.1)%	25.8%
Weighted-average diluted shares outstanding	56,479	56,531	48,074	45,239	44,953	(0.1)	25.6
Earnings per share - basic	$0.61	$0.49	$0.46	$0.52	$0.56	24.5	8.9
Earnings per share - diluted	0.61	0.48	0.45	0.51	0.55	27.1	10.9

NM - not meaningful

FIRST INTERSTATE BANCSYSTEM, INC. AND SUBSIDIARIES
Consolidated Statements of Income
(Unaudited)

	Year Ended December 31,		% Change
(In thousands, except % and per share data)	2017	2016	2017 vs 2016
Net interest income	$349,843	$279,765	25.0%
Net interest income on a fully-taxable equivalent ("FTE") basis	354,198	284,217	24.6
Provision for loan losses	11,053	9,991	10.6
Non-interest income:
Payment services revenues	43,308	34,374	26.0
Mortgage banking revenues	28,896	37,222	(22.4)
Wealth management revenues	21,067	20,460	3.0
Service charges on deposit accounts	21,276	18,426	15.5
Other service charges, commissions and fees	13,358	11,506	16.1
Total fee-based revenues	127,905	121,988	4.9
Investment securities gains (losses)	(414)	330	(225.5)
Other income	14,262	10,028	42.2
Litigation recovery	—	4,150	NM
Total non-interest income	141,753	136,496	3.9
Non-interest expense:
Salaries and wages	122,751	108,684	12.9
Employee benefits	37,561	35,193	6.7
Occupancy and equipment	33,877	27,298	24.1
Core deposit intangible amortization	5,438	3,427	58.7
Other expenses	96,571	83,632	15.5
Other real estate owned (income) expense	467	(44)	(1,161.4)
Acquisition related expenses	27,156	2,821	862.6
Total non-interest expense	323,821	261,011	24.1
Income before taxes	156,722	145,259	7.9
Income taxes	50,201	49,623	1.2
Net income	$106,521	$95,636	11.4%

Weighted-average basic shares outstanding	51,429	44,512	15.5%
Weighted-average diluted shares outstanding	51,903	44,910	15.6
Earnings per share - basic	$2.07	$2.15	(3.7)
Earnings per share - diluted	2.05	2.13	(3.8)

NM - not meaningful

FIRST INTERSTATE BANCSYSTEM, INC. AND SUBSIDIARIES
Consolidated Balance Sheets
(Unaudited)

						% Change
(In thousands, except % and per share data)	Dec 31, 2017	Sep 30, 2017	Jun 30, 2017	Mar 31, 2017	Dec 31, 2016	4Q17 vs 3Q17	4Q17 vs 4Q16
Assets:
Cash and cash equivalents	$758,985	$882,834	$919,775	$807,952	$782,023	(14.0)%	(2.9)%
Investment securities	2,693,207	2,617,682	2,609,636	2,148,559	2,124,468	2.9	26.8
Loans held for investment	7,567,720	7,502,387	7,525,590	5,376,542	5,416,750	0.9	39.7
Mortgage loans held for sale	46,635	49,729	30,383	23,237	61,794	(6.2)	(24.5)
Total loans	7,614,355	7,552,116	7,555,973	5,399,779	5,478,544	0.8	39.0
Less allowance for loan losses	72,147	74,572	75,701	76,231	76,214	(3.3)	(5.3)
Net loans	7,542,208	7,477,544	7,480,272	5,323,548	5,402,330	0.9	39.6
Premises and equipment	241,862	242,940	243,152	195,472	194,457	(0.4)	24.4
Goodwill and intangible assets (excluding mortgage servicing rights)	521,833	524,015	526,289	249,851	222,468	(0.4)	134.6
Company owned life insurance	260,551	258,929	257,538	199,262	198,116	0.6	31.5
Other real estate owned	10,053	10,344	11,286	9,428	10,019	(2.8)	0.3
Mortgage servicing rights	24,770	24,372	23,715	19,454	18,457	1.6	34.2
Other assets	159,786	167,813	164,679	107,708	111,557	(4.8)	43.2
Total assets	$12,213,255	$12,206,473	$12,236,342	$9,061,234	$9,063,895	0.1%	34.7%

Liabilities and stockholders' equity:
Deposits	$9,934,871	$9,933,468	$10,020,000	$7,300,179	$7,376,110	—%	34.7%
Securities sold under repurchase agreements	642,961	635,288	579,772	587,570	537,556	1.2	19.6
Long-term debt	13,126	8,039	28,017	27,994	27,970	63.3	(53.1)
Subordinated debentures held by subsidiary trusts	82,477	82,477	82,477	82,477	82,477	—	—
Other liabilities	112,204	127,791	120,698	61,418	57,189	(12.2)	96.2
Total liabilities	10,785,639	10,787,063	10,830,964	8,059,638	8,081,302	—	33.5
Stockholders' equity:
Common stock	686,991	686,508	685,289	297,173	296,071	0.1	132.0
Retained earnings*	752,588	731,879	718,093	707,016	694,650	2.8	8.3
Accumulated other comprehensive income (loss)*	(11,963)	1,023	1,996	(2,593)	(8,128)	(1,269.4)	47.2
Total stockholders' equity	1,427,616	1,419,410	1,405,378	1,001,596	982,593	0.6	45.3
Total liabilities and stockholders' equity	$12,213,255	$12,206,473	$12,236,342	$9,061,234	$9,063,895	0.1%	34.7%

Common shares outstanding at period end	56,466	56,456	56,445	45,144	44,926	—%	25.7%
Book value at period end	$25.28	$25.14	$24.90	$22.19	$21.87	0.6	15.6
Tangible book value at period end**	16.04	15.86	15.57	16.65	16.91	1.1	(5.1)

*Retained earnings and accumulated other comprehensive income (loss) amounts included herein are exclusive of reclassifications required by the proposed Accounting Standard Update, "Income Statement—Reporting Comprehensive Income (Topic 220)" issued January 18, 2018 by the FASB.

**Non-GAAP financial measure - see Non-GAAP Financial Measures included herein for a reconciliation of book value at period end (GAAP) to tangible book value at period end (non-GAAP).

FIRST INTERSTATE BANCSYSTEM, INC. AND SUBSIDIARIES
Loans and Deposits
(Unaudited)

						% Change
(In thousands, except %)	Dec 31, 2017	Sep 30, 2017	Jun 30, 2017	Mar 31, 2017	Dec 31, 2016	4Q17 vs 3Q17	4Q17 vs 4Q16

Loans:
Real Estate:
Commercial real estate*	$2,822,934	$2,758,551	$2,759,672	$1,819,654	$1,834,445	2.3%	53.9%
Construction:
Land acquisition and development	348,693	352,168	339,884	200,412	208,512	(1.0)	67.2
Residential	240,211	234,051	219,756	143,852	147,896	2.6	62.4
Commercial	119,366	117,017	121,605	121,154	125,589	2.0	(5.0)
Total construction	708,270	703,236	681,245	465,418	481,997	0.7	46.9
Residential real estate*	1,487,405	1,499,027	1,522,868	1,004,045	1,027,393	(0.8)	44.8
Agricultural real estate	158,201	160,297	163,175	167,749	170,248	(1.3)	(7.1)
Total real estate	5,176,810	5,121,111	5,126,960	3,456,866	3,514,083	1.1	47.3
Consumer
Indirect	784,672	788,785	779,026	762,477	752,409	(0.5)	4.3
Other	175,084	177,590	175,737	145,443	148,087	(1.4)	18.2
Credit card	74,649	72,209	75,631	65,241	69,770	3.4	7.0
Total consumer	1,034,405	1,038,584	1,030,394	973,161	970,266	(0.4)	6.6
Commercial	1,215,392	1,186,207	1,210,869	817,841	797,942	2.5	52.3
Agricultural	136,165	152,681	149,129	125,492	132,858	(10.8)	2.5
Other	4,948	3,804	8,238	3,182	1,601	30.1	209.1
Loans held for investment	7,567,720	7,502,387	7,525,590	5,376,542	5,416,750	0.9	39.7
Loans held for sale	46,635	49,729	30,383	23,237	61,794	(6.2)	(24.5)
Total loans	$7,614,355	$7,552,116	$7,555,973	$5,399,779	$5,478,544	0.8%	39.0%

*Certain reclassifications, none of which were material, have been made to conform certain June 30, 2017 amounts to the September 30 and December 31, 2017 presentation. These reclassifications did not change previously reported total loans.

Deposits:
Non-interest bearing	$2,900,042	$2,965,332	$2,897,813	$1,840,647	$1,906,257	(2.2)%	52.1%
Interest bearing:
Demand	2,787,531	2,693,266	2,853,362	2,266,017	2,276,494	3.5	22.4
Savings	3,095,448	3,092,697	3,066,036	2,192,679	2,141,761	0.1	44.5
Time, $100 and over	431,969	452,853	469,556	425,870	461,368	(4.6)	(6.4)
Time, other	719,881	729,320	733,233	574,966	590,230	(1.3)	22.0
Total interest bearing	7,034,829	6,968,136	7,122,187	5,459,532	5,469,853	1.0	28.6
Total deposits	$9,934,871	$9,933,468	$10,020,000	$7,300,179	$7,376,110	—%	34.7%

Total core deposits(1)	$9,502,902	$9,480,615	$9,550,444	$6,874,309	$6,914,742	0.2%	37.4%

(1) Core deposits are defined as total deposits less time deposits, $100 and over

FIRST INTERSTATE BANCSYSTEM, INC. AND SUBSIDIARIES
Credit Quality
(Unaudited)

						% Change
(In thousands, except %)	Dec 31, 2017	Sep 30, 2017	Jun 30, 2017	Mar 31, 2017	Dec 31, 2016	4Q17 vs 3Q17	4Q17 vs 4Q16

Allowance for Loan Losses:
Allowance for loan losses	$72,147	$74,572	$75,701	$76,231	$76,214	(3.3)%	(5.3)%
As a percentage of period-end loans	0.95%	0.99%	1.00%	1.41%	1.39%

Net charge-offs during quarter	$5,950	$4,572	$2,885	$1,713	$6,099	30.1%	(2.4)%
Annualized as a percentage of average loans	0.31%	0.24%	0.19%	0.13%	0.45%

Non-Performing Assets:
Non-accrual loans	$69,495	$74,480	$76,687	$74,580	$72,793	(6.7)%	(4.5)%
Accruing loans past due 90 days or more	3,090	5,665	9,362	4,527	3,789	(45.5)	(18.4)
Total non-performing loans	72,585	80,145	86,049	79,107	76,582	(9.4)	(5.2)
Other real estate owned	10,053	10,344	11,286	9,428	10,019	(2.8)	0.3
Total non-performing assets	$82,638	$90,489	$97,335	$88,535	$86,601	(8.7)%	(4.6)%

Non-performing assets as a percentage of:
Total loans and OREO	1.08%	1.20%	1.29%	1.64%	1.58%
Total assets	0.68	0.74	0.80	0.98	0.96

Accruing Loans 30-89 Days Past Due	$49,047	$53,516	$44,554	$33,996	$35,407	(8.4)%	38.5%
Accruing TDRs	12,598	10,862	14,956	16,379	22,343	16.0	(43.6)

Criticized Loans:
Special Mention	$155,071	$147,121	$163,076	$144,806	$163,581	5.4%	(5.2)%
Substandard	217,111	239,326	222,411	200,347	172,325	(9.3)	26.0
Doubtful	28,192	36,142	44,189	38,409	36,336	(22.0)	(22.4)
Total	$400,374	$422,589	$429,676	$383,562	$372,242	(5.3)%	7.6%

FIRST INTERSTATE BANCSYSTEM, INC. AND SUBSIDIARIES
Selected Ratios - Annualized
(Unaudited)

	Dec 31, 2017		Sep 30, 2017	Jun 30, 2017	Mar 31, 2017	Dec 31, 2016

Annualized Financial Ratios (GAAP)
Return on average assets	1.11%		0.88%	0.88%	1.05%	1.09%
Return on average common equity	9.52		7.67	7.68	9.48	9.95
Yield on average earning assets	4.00		4.00	3.89	3.77	3.84
Cost of average interest bearing liabilities	0.40		0.40	0.40	0.37	0.30
Interest rate spread	3.60		3.60	3.49	3.40	3.54
Net interest margin ratio	3.71		3.71	3.60	3.49	3.62
Efficiency ratio (1)	60.29		66.71	68.10	64.35	63.35
Loan to deposit ratio	76.64		76.03	75.41	73.97	74.27

Annualized Financial Ratios - Operating** (Non-GAAP)
Return on average tangible common equity	15.04		12.23	10.97	12.54	12.84
Tangible common stockholders' equity to tangible assets	7.75		7.66	7.51	8.53	8.59

Consolidated Capital Ratios:
Total risk-based capital to total risk-weighted assets	12.76%	*	12.76%	12.56%	14.94%	15.13%
Tier 1 risk-based capital to total risk-weighted assets	11.90	*	11.90	11.69	13.75	13.89
Tier 1 common capital to total risk-weighted assets	11.04	*	11.02	10.77	12.50	12.65
Leverage Ratio	8.85	*	8.71	10.65	10.09	10.11

(1) In fourth quarter 2017, the Company has conformed our efficiency ratio definition to the FDIC definition for all periods presented as noninterest expense less amortization of intangible assets as a percent of net interest income plus noninterest income from our historical presentation of noninterest expense as a percent of net interest income plus noninterest income.

*Preliminary estimate - may be subject to change.
**Non-GAAP financial measures - see Non-GAAP Financial Measures included herein for a reconciliation of return on average common equity (GAAP) to return on average tangible common equity, and tangible common stockholders' equity to tangible assets (non-GAAP).

FIRST INTERSTATE BANCSYSTEM, INC. AND SUBSIDIARIES
Selected Ratios
(Unaudited)

	For the Year Ended
	Dec 31, 2017	Dec 31, 2016

Annualized Financial Ratios (GAAP)
Return on average assets	0.98%	1.10%
Return on average common equity	8.57	9.93
Yield on average earning assets	3.93	3.80
Cost of average interest bearing liabilities	0.39	0.30
Interest rate spread	3.54	3.50
Net interest margin ratio	3.64	3.57
Efficiency ratio (1)	64.77	61.88

Annualized Financial Ratios - Operating* (Non-GAAP)
Return on average tangible common equity	12.76	12.81

(1) In fourth quarter 2017, the Company has conformed our efficiency ratio definition to the FDIC definition for all periods presented as noninterest expense less amortization of intangible assets as a percent of net interest income plus noninterest income from our historical presentation of noninterest expense as a percent of net interest income plus noninterest income.

*Non-GAAP financial measures - see Non-GAAP Financial Measures included herein for a reconciliation of return on average common equity (GAAP) to return on average tangible common equity (non-GAAP).

FIRST INTERSTATE BANCSYSTEM, INC. AND SUBSIDIARIES
Average Balance Sheets
(Unaudited)

	Three Months Ended
	December 31, 2017			September 30, 2017			December 31, 2016
(In thousands, except %)	Average Balance	Interest	Average Rate	Average Balance	Interest	Average Rate	Average Balance	Interest	Average Rate
Interest earning assets:
Loans (1) (2)	$7,539,839	$93,844	4.94%	$7,579,350	$94,716	4.96%	$5,493,911	$68,771	4.98%
Investment securities (2)	2,666,575	13,686	2.04	2,601,781	12,844	1.96	2,132,551	9,647	1.80
Interest bearing deposits in banks	686,810	2,287	1.32	709,815	2,314	1.29	589,584	855	0.58
Federal funds sold	151	1	2.63	783	3	1.52	938	2	0.85
Total interest earnings assets	10,893,375	109,818	4.00%	10,891,729	109,877	4.00%	8,216,984	79,275	3.84%
Non-earning assets	1,340,365			1,359,476			799,117
Total assets	$12,233,740			$12,251,205			$9,016,101
Interest bearing liabilities:
Demand deposits	$2,752,076	$1,528	0.22%	$2,785,911	$1,637	0.23%	$2,226,871	$595	0.11%
Savings deposits	3,101,110	2,267	0.29	3,209,712	2,286	0.28	2,124,672	728	0.14
Time deposits	1,166,881	2,247	0.76	1,194,265	2,274	0.76	1,073,297	1,904	0.71
Repurchase agreements	624,452	383	0.24	597,629	350	0.23	510,345	147	0.11
Other borrowed funds	23,607	414	6.96	20,015	350	6.94	9	—	—
Long-term debt	8,082	181	8.89	19,854	258	5.16	27,938	458	6.52
Subordinated debentures held by subsidiary trusts	82,477	831	4.00	82,477	819	3.94	82,477	719	3.47
Total interest bearing liabilities	7,758,685	7,851	0.40%	7,909,863	7,974	0.40%	6,045,609	4,551	0.30%
Non-interest bearing deposits	2,946,556			2,826,522			1,911,601
Other non-interest bearing liabilities	100,736			105,009			68,835
Stockholders’ equity	1,427,763			1,409,811			990,056
Total liabilities and stockholders’ equity	$12,233,740			$12,251,205			$9,016,101
Net FTE interest income		$101,967			$101,903			$74,724
Less FTE adjustments (2)		(1,130)			(1,112)			(1,123)
Net interest income from consolidated statements of income		$100,837			$100,791			$73,601
Interest rate spread			3.60%			3.60%			3.54%
Net FTE interest margin (3)			3.71%			3.71%			3.62%
Cost of funds, including non-interest bearing demand deposits (4)			0.29%			0.29%			0.23%

(1)	Average loan balances include non-accrual loans. Interest income on loans includes amortization of deferred loan fees net of deferred loan costs, which is not material.

(2)	Interest income and average rates for tax exempt loans and securities are presented on an FTE basis.

(3)
Net FTE interest margin during the period equals the difference between annualized interest income on interest earning assets and the annualized interest expense on interest bearing liabilities, divided by average interest earning assets for the period.

(4)	Calculated by dividing total annualized interest on interest bearing liabilities by the sum of total interest bearing liabilities plus non-interest bearing deposits.

FIRST INTERSTATE BANCSYSTEM, INC. AND SUBSIDIARIES
Average Balance Sheets
(Unaudited)

	Twelve Months Ended
	December 31, 2017			December 31, 2016
(In thousands, except %)	Average Balance	Interest	Average Rate	Average Balance	Interest	Average Rate
Interest earning assets:
Loans (1) (2)	$6,675,382	$327,390	4.90%	$5,378,298	$261,681	4.87%
Investment securities (2)	2,417,544	47,587	1.97	2,093,549	37,597	1.80
Interest bearing deposits in banks	634,211	7,146	1.13	478,909	2,589	0.54
Federal funds sold	710	9	1.27	1,575	11	0.70
Total interest earnings assets	9,727,847	382,132	3.93%	7,952,331	301,878	3.80%
Non-earning assets	1,133,710			772,064
Total assets	$10,861,557			$8,724,395
Interest bearing liabilities:
Demand deposits	$2,553,062	$5,481	0.21%	$2,162,571	$2,182	0.10%
Savings deposits	2,739,250	7,722	0.28	2,037,351	2,677	0.13
Time deposits	1,112,735	8,164	0.73	1,094,190	7,803	0.71
Repurchase agreements	587,062	1,253	0.21	481,014	429	0.09
Other borrowed funds	23,950	1,537	6.42	8	—	—
Long-term debt	8,008	599	7.48	28,219	1,815	6.43
Subordinated debentures held by subsidiary trusts	82,477	3,178	3.85	82,477	2,755	3.34
Total interest bearing liabilities	7,106,544	27,934	0.39%	5,885,830	17,661	0.30%
Non-interest bearing deposits	2,430,867			1,812,589
Other non-interest bearing liabilities	80,473			62,446
Stockholders’ equity	1,243,673			963,530
Total liabilities and stockholders’ equity	$10,861,557			$8,724,395
Net FTE interest income		$354,198			$284,217
Less FTE adjustments (2)		(4,355)			(4,452)
Net interest income from consolidated statements of income		$349,843			$279,765
Interest rate spread			3.54%			3.50%
Net FTE interest margin (3)			3.64%			3.57%
Cost of funds, including non-interest bearing demand deposits (4)			0.29%			0.23%

(1)	Average loan balances include non-accrual loans. Interest income on loans includes amortization of deferred loan fees net of deferred loan costs, which is not material.

(2)	Interest income and average rates for tax exempt loans and securities are presented on an FTE basis.

(3)
Net FTE interest margin during the period equals the difference between annualized interest income on interest earning assets and the annualized interest expense on interest bearing liabilities, divided by average interest earning assets for the period.

(4)	Calculated by dividing total annualized interest on interest bearing liabilities by the sum of total interest bearing liabilities plus non-interest bearing deposits.

FIRST INTERSTATE BANCSYSTEM, INC. AND SUBSIDIARIES
Non-GAAP Financial Measures
(Unaudited)

		As Of or For the Quarter Ended
(In thousands, except % and per share data)		Dec 31, 2017	Sep 30, 2017	Jun 30, 2017	Mar 31, 2017	Dec 31, 2016
Annualized net income	(A)	$135,955	$108,147	$87,712	$93,789	$98,522
Total quarterly average assets	(B)	12,233,740	12,251,205	9,975,824	8,933,927	9,016,101

Return on average assets (GAAP)	(A)/(B)	1.11%	0.88%	0.88%	1.05%	1.09%

Total quarterly average stockholders' equity (GAAP)	(C)	$1,427,763	$1,409,811	$1,141,427	$989,044	$990,056
Less: average goodwill and other intangible assets (excluding mortgage servicing rights)		(523,542)	(525,343)	(341,603)	(240,902)	(223,013)
Average tangible common stockholders' equity (Non-GAAP)	(D)	$904,221	$884,468	$799,824	$748,142	$767,043

Total stockholders' equity, period-end (GAAP)	(E)	$1,427,616	$1,419,410	$1,405,378	$1,001,596	$982,593
Less: goodwill and other intangible assets (excluding mortgage servicing rights)		(521,833)	(524,015)	(526,289)	(249,851)	(222,468)
Total tangible common stockholders' equity (Non-GAAP)	(F)	$905,783	$895,395	$879,089	$751,745	$760,125

Return on average common equity (GAAP)	(A)/(C)	9.52%	7.67%	7.68%	9.48%	9.95%
Return on average tangible common equity (Non-GAAP)	(A)/(D)	15.04	12.23	10.97	12.54	12.84

Total assets (GAAP)	(G)	$12,213,255	$12,206,473	$12,236,342	$9,061,234	$9,063,895
Less: goodwill and other intangible assets (excluding mortgage servicing rights)		(521,833)	(524,015)	(526,289)	(249,851)	(222,468)
Tangible assets (Non-GAAP)	(H)	$11,691,422	$11,682,458	$11,710,053	$8,811,383	$8,841,427

Total common shares outstanding, period end	(I)	56,466	56,456	56,445	45,144	44,926

Book value per share, period end (GAAP)	(E)/(I)	$25.28	$25.14	$24.90	$22.19	$21.87
Tangible book value per share, period-end (Non-GAAP)	(F)/(I)	16.04	15.86	15.57	16.65	16.92
Average common stockholders' equity to average assets (GAAP)	(C)/(B)	11.67%	11.51%	11.44%	11.07%	10.98%
Tangible common stockholders' equity to tangible assets (Non-GAAP)	(F)/(H)	7.75	7.66	7.51	8.53	8.59

FIRST INTERSTATE BANCSYSTEM, INC. AND SUBSIDIARIES
Non-GAAP Financial Measures
(Unaudited)

		For the Year Ended
(In thousands, except % and per share data)		Dec 31, 2017	Dec 31, 2016
Net income	(A)	$106,521	$95,636
Average assets	(B)	10,861,557	8,724,395

Return on average assets (GAAP)	(A)/(B)	0.98%	1.10%

Average stockholders' equity (GAAP)	(C)	$1,243,673	$963,530
Less: average goodwill and other intangible assets (excluding mortgage servicing rights)		(408,939)	(216,726)
Average tangible common stockholders' equity (Non-GAAP)	(D)	$834,734	$746,804

Return on average common equity (GAAP)	(A)/(C)	8.57%	9.93%
Return on average tangible common equity (Non-GAAP)	(A)/(D)	12.76	12.81

First Interstate BancSystem, Inc.
P.O. Box 30918     Billings, Montana 59116     (406) 255-5390
www.FIBK.com